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                                                                       EXHIBIT 5


                                                     July 27, 1998



American Community Properties Trust
222 Smallwood Village Center
St. Charles, Maryland  20602

Gentlemen:

          This opinion is being submitted in connection with the registration under the Securities Act of 1933 by American Community Properties Trust, a Maryland real estate investment trust (the "Company"), of 5,250,000 Common Shares, par value $.01 per share (the "Shares") for distribution (the "Distribution") to holders of units of Interstate General Company L.P., a Delaware limited partnership, on a registration statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on July 10, 1998 and subsequently amended (which registration statement, and all amendments thereto, is hereinafter called the "Registration Statement").

          We have acted as counsel to the Company in connection with the Distribution. We have examined signed copies of the Registration Statement, the exhibits thereto, all as filed with the Commission, and such other documents as we have deemed necessary for purposes of this opinion. Based on the foregoing, we are of the opinion that:

          (1) The Company is a real estate investment trust duly organized and validly existing under the laws of the State of Maryland.

          (2) All of the Common Shares have been duly authorized and, when issued pursuant to the Restructuring, will be legally issued and outstanding Common Shares.

          (3) The Common Shares, when issued as described in the Registration Statement, will be fully paid and nonassessable, except as indicated in the following sentence. No personal liability for obligations of the Company will be imposed on any holder of the Common Shares solely as a result of the ownership thereof, except to the
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American Community Properties Trust
July 27, 1998
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extent and in the circumstances set forth under the caption "Comparative Rights of Unitholders and Shareholders - Limited Liability" in the prospectus of the Company included in the Registration Statement.

          We are attorneys licensed to practice in the District of Columbia and the federal courts and agencies of the United States, and we express no opinion as to the laws of any other jurisdiction other than the real estate investment trust laws of the State of Maryland and the corporation laws of the State of Delaware.

          We hereby consent to the inclusion of this opinion and all references thereto and to this firm in the above-referenced Registration Statement.

                                               Very truly yours,



                                               COVINGTON & BURLING